Exhibit 99.3

NeurogesX, Inc. Stephen Ghiglieri Executive Vice President, COO and CFO (650) 358-3310	The Ruth Group Sara Pellegrino (investors) (646) 536-7002 spellegrino@theruthgroup.com Jason Rando (media) (646) 536-7025 jrando@theruthgroup.com

NeurogesX Announces Proposed Shelf Registration Statement

San Mateo, Calif., (August 5, 2010) – NeurogesX, Inc. (Nasdaq: NGSX) announced today that on or about the filing date of its upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, it intends to file a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC).

This shelf registration statement is planned to give NeurogesX the ability to offer and sell from time to time up to an aggregate of $75,000,000 of its securities, which may consist of common stock, preferred stock, debt securities, warrants, or depositary shares. The terms of any offering under the shelf registration statement will be determined at the time of offering. While NeurogesX does not have any immediate plans to offer securities under this shelf registration, it is intended to give NeurogesX the flexibility to take advantage of financing opportunities as needed or deemed desirable in light of market conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The offering of NeurogesX securities under the universal shelf registration will be made only by means of a prospectus.

About NeurogesX, Inc.

NeurogesX, Inc. (Nasdaq: NGSX) is a San Francisco Bay Area-based biopharmaceutical company focused on developing and commercializing novel pain management therapies. NeurogesX was founded on the concept that use of prescription-strength capsaicin could help manage the pain associated with neuropathic pain conditions. Since its inception, NeurogesX has leveraged its passion to help people with pain to efficiently develop this concept, resulting in the commercial launch of Qutenza® (capsaicin) 8% patch in 2010. The Company continues to apply its knowledge and expertise in the development of other novel treatments for pain.

The Company’s lead product, Qutenza, is a localized dermal delivery system containing prescription strength capsaicin that is currently approved in the United States and the European Union. Qutenza is now available in the United States for the management of neuropathic pain associated with postherpetic neuralgia (PHN). In Europe, Qutenza is being marketed by Astellas Pharma Europe Ltd. (Astellas), the European subsidiary of Tokyo-based Astellas Pharma Inc.

The Company’s most advanced product candidate, NGX-1998, is a topically applied liquid formulation containing a high concentration of capsaicin designed to treat pain associated with neuropathic pain conditions such as PHN. NGX-1998 has completed three Phase 1 studies.

The Company’s early-stage product pipeline includes pre-clinical compounds which are prodrugs of acetaminophen and various opioids. The Company has evaluated these compounds in vitro and in vivo.

Safe Harbor Statement

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). NeurogesX disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements regarding the timing and intent to file a universal shelf registration statement. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, delays in the filing of the shelf registration statement and management decisions to delay or not proceed with a shelf registration statement filing. For further information regarding these and other risks related to NeurogesX’ business, investors should consult NeurogesX’ filings with the Securities and Exchange Commission.